Exhibit 10.2

Security Agreement

This Security Agreement made as of the 9th day of September, 2011 by and between Versant Funding LLC, a Delaware Limited Liability Company, having an office at 2200 Fletcher Avenue, 5th Floor, Fort Lee, New Jersey 07024 (“Versant”) and Competitive Technologies, Inc., a Delaware corporation, having a place of business at 1375 Kings Highway East, Suite 400, Fairfield, Connecticut 06824 (the “Company”).

WHEREAS:

A. The Company and Versant have entered or are about to enter into a Factoring Agreement, of even date herewith (the “Factoring Agreement”) and intend, from time to time after the date hereof, to enter into one or more Purchase and Sale Agreements (the “Account Agreements”) pursuant to which Versant will purchase certain accounts receivable billed to customers of the Company (such accounts receivable, together with the proceeds thereof, being hereinafter referred to as the “Accounts Receivable”) on the basis of, and in reliance upon, the representations, warranties and covenants of the Company contained in the Account Agreements (the “Representations”).

B. It is a condition precedent to the obligation of Versant to enter into the Factoring Agreement and the Account Agreements and to purchase Accounts Receivable pursuant thereto that the Company shall have entered into this Security Agreement for the purpose of securing the performance of the Representations.

NOW, THEREFORE, to induce Versant to enter into the Factoring Agreement and the Account Agreements and to purchase Accounts Receivable pursuant thereto, and in consideration thereof and for ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged, the parties hereto agree as follows:

1. Security Interest. The Company hereby grants to Versant and its successors and assigns, a security interest (the “Security Interest”) in all of the following property now owned or at any time hereafter acquired by the Company or in which the Company now has or at any time hereafter may acquire any right, title or interest: Accounts (whether or not purchased by Versant pursuant to an Account Agreement), Proceeds of Inventory, that portion of the Inventory in an amount not to exceed One Million ($1,000,000) Dollars, Chattel Paper, Documents, Contract Rights and proceeds and products of the foregoing (including, without limitation, proceeds of insurance)(the “Collateral”). Any term used in the Uniform Commercial Code (“UCC”) and not defined in this Security Agreement shall have the meaning given to the term in the UCC or in the Factoring Agreement.

2. Obligations. This Security Agreement and the Security Interest shall secure the following obligations (the “Obligations”):

(a) Any and all obligations of the Company under the Account Agreements (but not the payment of the Accounts Receivable purchased pursuant thereto) or under any other agreement or instrument executed and delivered pursuant thereto; and

(b) Any and all other liabilities and obligations of every kind and nature whatsoever of the Company to Versant, whether such liabilities and obligations be direct or indirect, absolute or contingent, secured or unsecured, now existing or hereafter arising or acquired, due or to become due.

3. Financing Statements and Other Action. The Company will do all lawful acts which Versant deems necessary or desirable to protect the Security Interest or otherwise to carry out the provisions of this Security Agreement, including, but not limited to the procurement of waivers and disclaimers of interest in the Collateral by the owners of any real estate on which the Collateral is located. The Company irrevocably appoints Versant as its attorney-in-fact, coupled with an interest, during the term of this Security Agreement to do all acts which it may be required to do under this Security Agreement.

4. Authorization to File Financing Statements.

(a) The Company hereby irrevocably authorizes Versant at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that:

(i) indicate the Collateral as all assets of the Company or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or as being of an equal or lesser scope or with greater detail;

(ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (x) whether the Company is an organization, the type of organization, and any organization identification number issued to the Company and, (y) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates;

(iii) contain a notification that the Company has granted a negative pledge to Versant, and that any subsequent lienor may be tortiously interfering with Versant’s rights; and

(iv) advises third parties that any notification of the Company’s Account Debtors will interfere with Versant’s collection rights.

(b) The Company agrees to furnish any of the foregoing information to Versant promptly upon request.

(c) The Company ratifies its authorization for Versant to have filed any like initial financing statements or amendments thereto if filed prior to the date hereof.

(d) Versant may add any supplemental language to any such financing statement as Versant may determine to be necessary or helpful in acquiring or preserving rights against third parties.

5. Encumbrances. The Company warrants that it has title to the Collateral purportedly owned by it and that there are no sums owed or claims, liens, security interests or other encumbrances against the Collateral other than as set forth in Exhibit A attached hereto and made a part hereof. The Company will notify Versant of any lien, security interest or other encumbrance against the Collateral securing any obligation of the Company, will defend the Collateral against any claim, lien, security interest or other encumbrance adverse to Versant, except for liens having priority thereover as set forth on Exhibit A, attached hereto and made a part hereof, and will not create, incur, assume, or suffer to exist any lien, security interest or other encumbrances against the Collateral, whether now owned or hereafter acquired, except:

(a) liens in favor of Versant and such other liens as are set forth on Exhibit A attached hereto and made a part hereof;

(b) liens for taxes or assessments or other government charges or levies if not yet due and payable or, if due and payable, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves have previously been delivered by the Company to Versant;

(c) liens imposed by law, such as mechanics’, materialmen’s, landlords’, warehousemen’s, and carriers’ liens, and other similar liens, securing obligations incurred in the ordinary course of business, which are not past due for more than 30 days or which are being contested in good faith by appropriate proceedings, and for which appropriate reserves have been previously delivered to Versant;

(d) liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases, public statutory obligations, surety, stay, appeal, indemnity, performance, or other similar bonds, or other similar obligations arising in the ordinary course of business;

(e) judgments and other similar liens arising in connection with court proceedings, provided that the execution or other enforcement of such liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

(f) easements, right-of-way restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment by the Company of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto; and

(g) purchase-money liens on any property hereafter acquired or the assumption of any lien on property existing at the time of such acquisition (and not created in contemplation of such acquisition), or a lien incurred in connection with any conditional sale or other title retention agreement or a capital lease; provided that:

(i) any property subject to any of the foregoing is acquired by the Company in the ordinary course of its business and the lien on any such property attaches to such asset concurrently or within 90 days after the acquisition thereof;

(ii) the obligation secured by any lien so created, assumed, or existing shall not exceed 100% of the lesser of the cost or the fair market value as of the time of acquisition of the property covered thereby to the Company; and

(iii) each such lien shall attach only to the property so acquired and fixed improvements thereon.

6. Maintenance of Collateral. The Company shall preserve the Collateral for the benefit of Versant. Without limiting the generality of the foregoing, the Company shall:

(a) make all such repairs, replacements, additions and improvements to its equipment as in its judgment are necessary to permit such business to be properly and advantageously conducted at all times;

(b) maintain and preserve its inventory except as sold in the ordinary course of business;

(c) preserve all beneficial contract rights to the extent commercially reasonable;

(d) in conjunction with, and at the direction of, Versant, take commercially reasonable steps to collect all Accounts; and

(e) pay all taxes, assessments or other charges on the Collateral when due, unless the amount or validity of such taxes, assessments or charges is being contested in good faith by appropriate proceedings and reserves with respect thereto in conformity with generally accepted accounting principles have been provided on the books of the Company.

Nothing contained herein shall be construed to prohibit the Company from buying and selling equipment and inventory in the ordinary course of business; provided, however, that the Company will not sell equipment where either the adjusted basis of such equipment determined in accordance with generally accepted accounting principles or the sales price of such equipment exceeds, for any 12 month period, $5,000 in any individual transaction or $20,000 in the aggregate.

7. Additional Provisions Concerning the Collateral.

(a) The Company irrevocably appoints Versant as its attorney-in-fact (such power of attorney being coupled with an interest) and proxy, with full authority in the place and stead of the Company and in its name or otherwise, from time to time in Versant’s discretion, to take any action or execute any instrument which Versant may deem necessary or advisable to accomplish the purposes of this Security Agreement, including, without limitation: (i) to obtain and adjust insurance required to be paid to Versant pursuant to Section 8 hereof; (ii) to ask, demand, collect, sue for, recover, compound, receive, and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (iii) to receive, endorse, and collect any checks, drafts or other instruments, documents, and chattel paper in connection with clause (i) or clause (ii) above; (iv) to sign the Company’s name on any invoice or bill of lading relating to any Account, on drafts against customers, on schedules and assignment of Accounts, on notices of assignments, financing statements and other public records, on verification of Accounts and on notices to customers (including notices directing customers to make payment directly to Versant); (v) if a Default (as hereinafter defined) has occurred and is continuing, to notify the postal authorities to change the address for delivery of its mail to an address designated by Versant, to receive, open and process all mail addressed to the Company, to send requests for verification of Accounts to customers; and (vi) to file any claims or take any action or institute any proceeding which Versant may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Versant with respect to any of the Collateral. The Company ratifies and approves all acts of such attorney; and so long as such attorney acts in good faith and without gross negligence, such attorney shall have no liability to the Company for any act or omission thereas.

(b) If the Company fails to perform any agreement contained herein, Versant may itself perform, or cause performance of, such agreement or obligation, and the costs and expenses of Versant incurred in connection therewith shall be payable by the Company and shall be fully secured hereby.

(c) The powers conferred upon Versant hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon Versant to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by Versant hereunder, Versant shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

(d) Anything herein to the contrary notwithstanding, (i) the Company shall remain liable under any contracts and agreements relating to the Collateral, to the extent set forth therein, to perform all of its obligations thereunder to the same extent as if this Security Agreement had not been executed; (ii) the exercise by Versant of any of its rights hereunder shall not release the Company from any of its obligations under the contracts and agreements relating to the Collateral; and (iii) Versant shall not have any obligation or liability by reason of this Security Agreement under any contracts and agreements relating to the Collateral, nor shall Versant be obligated to perform any of the obligations or duties of the Company thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

8. Insurance. The Company shall maintain insurance covering the Collateral with financially sound and reputable insurers satisfactory to Versant against such risks as are customarily insured by a business in the same or similar industry and similarly situated for an amount not less than the full replacement value of such Collateral. All such insurance policies covering property on and after the date such property becomes subject to the Security Interest shall name Versant on a Lender’s Loss Payable Endorsement . At the request of Versant, all insurance policies covering property subject to the Security Interest shall be delivered to and held by Versant. If, while any Obligations are outstanding, any proceeds in excess of $5,000 with respect to any casualty loss are paid to Versant under such policies on account of such casualty loss, and there is no breach by the Company of any representations, or default by the Company in the performance of any covenant herein or in the Factoring Agreement contained (any of the foregoing being hereinafter referred to as an “Event of Default”) which is continuing, Versant will pay over such proceeds in whole or in part to the Company, for the purpose of repairing or replacing the Collateral destroyed or damaged, any such repaired or replaced Collateral being secured hereby. If an Event of Default has occurred and is continuing, Versant may apply the proceeds in its discretion to any of the Obligations. All proceeds less than or equal to $5,000 with respect to any casualty loss shall be paid to the Company, to be used by the Company to replace or repair the Collateral destroyed or damaged, except that if an Event of Default shall have occurred, then Versant shall apply the proceeds in its discretion to any of the Obligations. Versant is hereby appointed during the term of this Agreement as irrevocable attorney-in-fact to collect the proceeds of such insurance, to settle any claims with the insurers in the event of loss or damage, to endorse settlement drafts and, upon an Event of Default under this Agreement, to cancel, assign or surrender any insurance policies.

9. Fixtures. It is the intention of the parties hereto that none of the equipment, machinery or other property securing the Obligations hereunder shall become or constitute fixtures.

10. Default. (a) (i) If breach or default shall be made in the due performance or observance of any provision of this Security Agreement and such breach or default shall continue for a period of 5 days after written notice thereof shall have been received by the Company from Versant; or (ii) an Event of Default, as defined in Section 8, shall have occurred and shall continue for a period of 5 days after written notice thereof shall have been received by the Company from Versant (each of the foregoing being hereinafter referred to as a “Default”), then upon the occurrence of any such Default or at any time or times thereafter, unless such Default shall have been cured within any applicable grace period, or waived in writing by Versant, Versant shall have all of the rights and remedies of a secured party under the Uniform Commercial Code and shall have full power and authority to sell or otherwise dispose of the Collateral or any part thereof. Any such sale or other disposition, subject to the provisions of applicable law, may be by public or private proceedings and may be made by one or more contracts, as a unit or in parcels, at such time and place, by such method, in such manner and on such terms as Versant may determine. Except as required by law, such sale or other disposition may be made without advertisement or notice of any kind or to any third party or third person. In the event any consent, approval or authorization of any governmental agency shall be necessary to effectuate any such sale or sales, the Company shall execute, as necessary, all applications or other instruments as may be required.

(b) Upon the occurrence of a Default and at any time or times thereafter, subject to the provisions of applicable law, Versant may commence proceedings in any court of competent jurisdiction for the appointment of a receiver (which term shall include a receiver-manager) of the Collateral or of any part thereof or may by instrument in writing appoint any person to be receiver of the Collateral or any part thereof and may remove any receiver so appointed by Versant and appoint another in his stead; and any such receiver appointed by instrument in writing shall have the power (i) to take possession of the Collateral or any part thereof, (ii) to carry on the business of the Company, (iii) to borrow money on the security of the Collateral in priority to this Security Agreement required for the maintenance, preservation or protection of the Collateral or any part thereof or for the carrying on of the business of the Company, and (iv) to sell, lease or otherwise dispose of the whole or any part of the Collateral at public auction, by public tender or by private sale, either for cash or upon credit, at such time and upon such terms and conditions as the receiver may determine; provided that any such receiver shall be deemed the agent of the Company and Versant shall not be in any way responsible for any misconduct or negligence of any such receiver except for willful misconduct or gross negligence.

11. Standards for Exercising Remedies. To the extent that applicable law imposes duties on Versant to exercise remedies in a commercially reasonable manner, the Company acknowledges and agrees that it is not commercially unreasonable for Versant:

(a) to not incur expenses to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

(b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of;

(c) to fail to exercise collection remedies against Account Debtors or other persons obligated on Collateral or to remove liens or encumbrances on any adverse claims against Collateral;

(d) to exercise collection remedies against Account Debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists;

(e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature;

(f) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature;

(g) to dispose of Collateral by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets;

(h) to dispose of assets in wholesale rather than retail markets;

(i) to disclaim all disposition warranties; or

(j) to purchase insurance or credit enhancements to insure Versant against risks of loss, collection or disposition of Collateral or to provide to Versant a guaranteed return from the collection or disposition of Collateral.

The Company acknowledges that the purpose of this Section 11 is to provide non-exhaustive indications of what actions or omissions by Versant would not be commercially unreasonable in Versant’s exercise of remedies against the Collateral and that other actions or omissions by Versant shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 11. Without limitation upon the foregoing, nothing contained herein shall be construed to grant any rights to the Company or to impose any duties on Versant that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 11.

12. Payment of Taxes, Charges.  Versant, at its option, after notice to the Company, may discharge any taxes, charges, assessments, security interests, liens or other encumbrances (except those permitted by Section 5 of this Security Agreement) upon the Collateral or otherwise protect the value thereof. All such expenditures incurred by Versant shall become payable by the Company to Versant upon demand, shall bear interest at the rate of 18% per annum from the date incurred to the date of payment, and shall be secured by the Collateral.

13. Duties with Respect to Collateral. Versant shall have no duty to the Company with respect to the Collateral other than the duty to use reasonable care in the safe custody of any of the Collateral in its possession. Without limiting the generality of the foregoing, Versant, although it may do so at its option, shall be under no obligation to the Company to take any steps necessary to preserve rights in the Collateral against other parties.

14. Proceeds and Expenses of Dispositions. The Company shall pay to Versant on demand any and all expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by Versant in protecting, preserving or enforcing its rights under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale of the Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as Versant may determine, notwithstanding contrary instructions received by Versant from the Company or any other third party.

15. No Lien Termination without Release.  In recognition of Versant’s right to have its attorneys’ fees and other expenses incurred in connection with this Security Agreement secured by the Collateral, notwithstanding payment in full of all Obligations by the Company, Versant shall not be required to terminate any Uniform Commercial Code Financing Statements filed in its favor against the Company relating to the Collateral unless and until the Company and all entities which are secondarily liable on the Obligations have executed and delivered to Versant a general release, covering claims both known and unknown, in a form reasonably satisfactory to Versant. Company understands that this provision constitutes a waiver of its rights under §9-513 of the UCC.

16. Waivers.  To the extent permitted by law, the Company hereby waives demand for payment, notice of dishonor or protest and all other notices of any kind in connection with the obligations except notices required hereby, by law or by any other agreement between the Company and Versant. Versant may release, supersede, exchange or modify any Collateral or security which it may from time to time hold and may release, surrender or modify the liability of any third party without giving notice hereunder to the Company. Such modifications, changes, renewals, releases or other actions shall in no way affect any of the Obligations or the Company’s obligations hereunder.

17. Transfer Expenses.  The Company will pay, indemnify and hold harmless Versant from and against all costs and expenses (including taxes, if any) arising out of or incurred in connection with any transfer of Collateral into or out of the name of Versant and all reasonable costs and expenses, including reasonable legal fees, of Versant arising out of or incurred in connection with this Security Agreement; provided, however, that the Company shall not be responsible for expenses arising out of or incurred as a result of willful misconduct by Versant.

18. Modification. This Agreement may not be modified or amended without the prior written consent of each of the parties hereto.

19. Notices. Except as otherwise provided in this Security Agreement, all notices and other communications hereunder shall be deemed to have been sufficiently given when mailed, postage prepaid, by certified or registered mail, sent by courier or telefaxed, return receipt requested, or confirmation of receipt requested in the case of a telefax, and the sender shall have received such return receipt or confirmation, such notices or communications to be, addressed as follows:

To Versant:

Versant Funding LLC

2200 Fletcher Avenue, 5th Floor

Fort Lee, New Jersey 07024

Attn: Mark D. Weinberg, Esq.

Fax: (201) 482-0283

To Company:

Competitive Technologies, Inc.

1375 Kings Highway East, Suite 400

Fairfield, Connecticut 06824

Attn: Johnnie D. Johnson

Fax: (203) 368-5399

or at such other address or telefax number, as the case may be, as the party to whom such notice or demand is directed may have designated in writing to the other party hereto by notice as provided in this Section 19. Each of the parties hereto shall have the right to rely on as an original any notice given hereunder by telefax as aforesaid.

20. Rights; Merger.  No course of dealing between the Company and Versant, nor any delay in exercising, on the part of Versant, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law or in equity, including, without limitation, the rights and remedies of a secured party under the Code. It is understood and agreed that all understandings and agreements heretofore had between the parties, if any, with respect to the subject matter hereof are merged into this Security Agreement, which alone fully and completely expresses their agreement.

21. Governing Law, Binding Effect.  This Security Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New Jersey. This Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including any other holder or holders of any obligations and may be executed in two or more counterparts, each of which shall together constitute one and the same agreement.

22. Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the day and year first above written.

For:	Versant Funding LLC	For:	Competitive Technologies, Inc.

By:	/s/ Mark D. Weinberg	By:	/s/ Johnnie D. Johnson
	Mark D. Weinberg, Chief Executive Officer		Johnnie D. Johnson, Chief Executive Officer

Exhibit A

Permitted Liens

All assets other than on: Accounts, Chattel Paper, Documents, Contract Rights and

First $1,000,000 of Inventory